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May 30, 2002



Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read Item 4 of Form 8-KA dated May 30, 2002, of Cyclo3pss Corporation and are in agreement with the statements contained in paragraphs 2 through 3 therein. We have no basis to agree or disagree with other statements of the registrant contained herein.

Very truly yours,

/s/ Ernst & Young LLP

Ernst & Young LLP

Copy to: Mr. William Stoddard
Chief Executive Officer
Cyco3pss Corporation


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